Exhibit 10.4

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Exchange Agreement”) is made and entered into effective as of October 10, 2019, by and among (i) International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), (ii) Tiberius Acquisition Corporation, a Delaware corporation (together with its successors, “Purchaser”), (iii) the undersigned shareholder of the Company (“Seller” and, collectively with other shareholders of the Company who enter into a share exchange agreement in substantially the form of this Exchange Agreement, the “Sellers”), (iv) Wasef Jabsheh, in the capacity as the Seller Representative under the Business Combination Agreement (the “Seller Representative”), and (v) upon execution and delivery of a Joinder Agreement (as defined below) in substantially the form attached as Exhibit A hereto, Pubco (as defined below).

RECITALS

WHEREAS, the Company has entered into a business combination agreement, dated as of October 10, 2019 (as amended from time to time in accordance with its terms, the “Business Combination Agreement”), with Purchaser, Seller Representative and the other parties thereto, pursuant to which, among other matters, (i) Purchaser will merge with and into a newly formed Delaware corporation that is a wholly-owned subsidiary of a newly formed Bermuda exempted company (“Pubco”), with Purchaser continuing in such merger as the surviving entity and a wholly-owned subsidiary of Pubco, and with holders of Purchaser’s securities receiving substantially equivalent securities of Pubco, and (ii) Pubco will acquire all or substantially all of the issued and outstanding capital shares of the Company in exchange for a mix of cash and Pubco common shares, with the Company becoming a subsidiary of Pubco, and Pubco continuing as the public holding company.

WHEREAS, as of the date hereof, Seller owns a number of ordinary shares of the Company set forth on the signature page hereto (the “Company Shares”);

WHEREAS, in connection with the Business Combination Agreement and the transactions contemplated thereby, Seller desires to exchange (the “Share Exchange”) its Company Shares for a mix of cash and common shares of Pubco (“Pubco Common Shares”); and

WHEREAS, upon its formation, Pubco shall execute a Joinder Agreement to this Exchange Agreement in the form attached hereto as Exhibit A (a “Joinder Agreement”) whereby it shall become a party to this Exchange Agreement and become subject to the rights and obligations of Pubco set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Exchange Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
SHARE EXCHANGE

1.1         Exchange of Company Shares.  At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), and subject to and upon the terms and conditions of this Exchange Agreement, Seller shall sell, transfer, convey, assign and deliver to Pubco, and Pubco shall purchase, acquire and accept from Seller, all of the Company Shares owned by Seller, free and clear of all Liens (other than potential restrictions on resale under applicable securities laws).

1.2        Transaction Consideration.  The consideration to be paid to Seller for all of its Company Shares at the Closing shall be Seller’s pro rata portion of the Cash Consideration and Pubco Common Shares due to such Seller in accordance with Section 2.2 and Annex I of the Business Combination Agreement, and such Section 2.2 is hereby incorporated by reference.  Notwithstanding the foregoing, Sellers acknowledge and agree that a portion of the equity consideration equal to two and one-half percent (2.5%) of the total consideration that would otherwise be paid to all Sellers at the Closing (i) shall be reserved in escrow at and following the Closing pursuant to the Escrow Agreement, and (ii) following determination of any purchase price adjustments in accordance with Section 2.5 of the Business Combination Agreement and deductions from such escrow for any downward purchase price adjustments in accordance with the terms thereof, the remainder (if any) shall be released back to the Sellers in accordance with Sections 2.3 and 2.5 of the Business Combination Agreement. For the avoidance of doubt, the Transaction Consideration shall be subject to adjustment pursuant to Section 2.5 of the Business Combination Agreement, which is hereby incorporated by reference.

1.3        Surrender of the Company Securities.  Simultaneously with the execution of this Exchange Agreement, Seller shall deliver to the Company (or, upon execution of the Joinder Agreement, to Pubco) its Company Shares, including any certificates representing such Company Shares (the “Company Certificates”), along with applicable share power or transfer forms reasonably acceptable to the Company and Purchaser (or, upon execution of the Joinder Agreement, to Pubco).  In the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of the Company Certificate to the Company (or, upon execution of the Joinder Agreement, to Pubco), Seller may instead deliver to the Company (or, upon execution of the Joinder Agreement, to Pubco) an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to the Company and Purchaser (or, upon execution of the Joinder Agreement, to Pubco) (a “Lost Certificate Affidavit”), which, if requested by the Company or Purchaser (or, upon execution of the Joinder Agreement, by Pubco), shall include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as the Company (or, upon execution of the Joinder Agreement, Pubco) may reasonably direct as indemnity against any claim that may be made against Pubco or the Company with respect to the Company Shares represented by the Company Certificates alleged to have been lost, stolen or destroyed. Following execution of the Joinder Agreement, the Company shall transfer all Company Shares, Company Certificates (or Lost Certificate Affidavits, if applicable) and applicable share power or transfer forms received from Seller hereunder to Pubco to hold in escrow pending the Closing.

1.4         Fractional Shares.  Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Common Share will be issued by Pubco by virtue of this Exchange Agreement or the transactions contemplated hereby, and in the event that Seller would otherwise be entitled to a fraction of a Pubco Common Share (after aggregating all fractional Pubco Common Shares that would otherwise be received by Seller), Seller shall instead receive the number of Pubco Common Shares issued to Seller rounded down to the nearest whole Pubco Common Share.

ARTICLE 2
CLOSING; TERMINATION

2.1         Closing.  Upon the terms and subject to the conditions set forth herein, the consummation of the Share Exchange shall be conditioned upon, and shall occur simultaneously with, the Closing.  Upon the Closing, without any further action by Seller, the Company Shares, Company Certificates (or Lost Affidavit Certificates, if applicable) and applicable share power or transfer forms received from Seller shall be released from escrow to Pubco, and Pubco shall pay the consideration under Section 1.2 in accordance with the requirements of the Business Combination Agreement.  On the date hereof or at or prior to the Closing, and as a condition of Pubco to the consummation of the Share Exchange hereunder (subject to written waiver by Pubco, the Company and Purchaser), Seller shall have executed and delivered to Pubco the Registration Rights Agreement and, if required to be a party to a Lock-Up Agreement in accordance with the requirements of the Business Combination Agreement, such Lock-Up Agreement (the Registration Rights Agreement and the Lock-Up, if applicable, together with any other agreements, certificates and/or instruments that have been or are to be executed or delivered by Seller in connection with or pursuant to this Exchange Agreement or the Business Combination Agreement, the “Seller Ancillary Documents”).

2.2         Termination.  This Exchange Agreement will automatically terminate upon the termination of the Business Combination Agreement in accordance with the terms thereof.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to the Company and Purchaser (and, upon execution of the Joinder Agreement, Pubco), as of the date hereof and as of the Closing, as follows:

3.1         Organization and Standing.  Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the law of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.2         Authorization; Binding Agreement.  Seller has all requisite power, authority and legal right and capacity to execute and deliver this Exchange Agreement and each Seller Ancillary Document, to perform Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Exchange Agreement has been, and each Seller Ancillary Document has been or shall be when delivered, duly and validly authorized, executed and delivered by Seller and assuming the due authorization, execution and delivery of this Exchange Agreement and any such Seller Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

3.3         Ownership.  Seller owns good, valid and marketable title to the Company Shares set forth underneath Seller’s name on the signature page hereto, free and clear of any and all Liens (other than those imposed by applicable securities laws or the Company’s organizational documents).  There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which Seller is a party or by which Seller is bound, with respect to the voting or transfer of any of Seller’s Company Shares other than this Exchange Agreement.  Upon delivery and release from escrow of Seller’s Company Shares to Pubco in accordance with this Exchange Agreement, the entire legal and beneficial interest in Seller’s Company Shares and good, valid and marketable title to Seller’s Company Shares, free and clear of all Liens (other than those imposed by applicable securities laws, the Company’s organizational documents or those incurred by Pubco), will pass to Pubco.

3.4        Governmental Approvals.  No consent of or with any governmental or regulatory authority on the part of Seller is required to be obtained or made in connection with the execution, delivery or performance by Seller of this Exchange Agreement or any Seller Ancillary Document or the consummation by Seller of the transactions contemplated hereby or thereby.

3.5         Non-Contravention.  The execution and delivery by Seller of this Exchange Agreement and each Seller Ancillary Document and the consummation by Seller of the transactions contemplated hereby and thereby, and compliance by Seller with any of the provisions hereof and thereof, will not; (a) if Seller is not an individual person, conflict with or violate any provision of Seller’s charter, bylaws or other applicable organizational documents; (b) conflict with or violate any law, rule, regulation, judgment, order, decree or governmental or regulatory authority license, consent or permit applicable to Seller or any of its properties or assets; or (c) violate, conflict with or result in a breach of, or constitute a default or event of default under, any agreement, contract, indenture or other instrument to which Seller is a party or to which Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to have a material adverse effect on the ability of Seller on a timely basis to consummate the transactions contemplated by this Exchange Agreement or any Seller Ancillary Document or to perform its obligations hereunder or thereunder.

3.6         Investment Representations.  Seller: (a) is not a U.S. person (within the meaning of Regulation S under the U.S. Securities Act of 1933 (as amended, the “Securities Act”)) and is acquiring the Pubco Common Shares hereunder outside of the United States; (b) is acquiring the Pubco Common Shares hereunder for itself for investment purposes only, and not with a view towards any resale or distribution of such shares in violation of securities laws; (c) has been advised and understands that the Pubco Common Shares (i) are being issued to Seller in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities laws, (ii) have not been and shall not be registered under the Securities Act or any applicable state securities laws and, therefore, must be held indefinitely and cannot be resold unless such Pubco Common Shares are registered under the Securities Act and all applicable state securities laws, unless exemptions from registration are available, and (iii) are subject to additional restrictions on transfer pursuant to Seller’s Lock-Up Agreement (if applicable); (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Registration Rights Agreement, Pubco shall be under no obligation hereunder to register the Pubco Common Shares under the Securities Act.  Seller does not have any contract, agreement or understanding with any person or entity to sell, transfer, or grant participations to such person, or to any third person or entity, with respect to the Pubco Common Shares.  By reason of Seller’s business or financial experience, or by reason of the business or financial experience of Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment.  Seller has carefully read and understands all materials provided by or on behalf of Pubco, the Company, Purchaser or their respective Representatives to Seller or Seller’s Representatives pertaining to an investment in Pubco and has consulted, as Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for Seller.  Seller acknowledges that the Pubco Common Shares are subject to dilution for events not under the control of Seller.  Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, and financial and other advisors in determining the legal, tax, financial and other consequences of this Exchange Agreement and the transactions contemplated hereby and the suitability of this Exchange Agreement and the transactions contemplated hereby for Seller and its particular circumstances, and, except as expressly set forth herein, has not relied upon any representations or advice by the Company, Purchaser, Pubco or any of their respective Representatives.  Seller acknowledges and agrees that no representations or warranties have been made by the Company, Purchaser, Pubco or any of their respective Representatives, and that Seller has not been guaranteed or represented to by any person or entity, (i) any specific amount or the distribution of any cash, property or other interest in Pubco, or (ii) the profitability or value of the Pubco Common Shares in any manner whatsoever.  Seller: (a) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (b) has had the full right and opportunity to consult with Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (c) has carefully read and fully understands this Exchange Agreement in its entirety and has had it fully explained to it by such counsel; (d) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (e) is competent to execute this Exchange Agreement and has executed this Exchange Agreement free from coercion, duress or undue influence.  For purposes of this Exchange Agreement, a person or entity’s “Representatives” shall mean its affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such person or entity or its affiliates

3.7         Finders and Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Company or any of their respective affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

3.8        Independent Investigation.  Seller has conducted such independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Company, Purchaser and Pubco, as it deems sufficient for purposes of the execution of this Exchange Agreement and the consummation of the transactions contemplated hereby, and acknowledges that it has been provided adequate access to such information, documents and data of the Company, Purchaser and Pubco as it deems sufficient for such purposes.  Seller acknowledges and agrees that: (a) in making its decision to enter into this Exchange Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation; and (b) none of the Company, Purchaser, Pubco or any of their respective Representatives have made any representation or warranty as to the Company, Purchaser, Pubco or this Exchange Agreement, except as expressly set forth in this Exchange Agreement.

ARTICLE 4
COVENANTS BY SELLER

4.1        Seller Consent.  Seller, as a shareholder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of the Business Combination Agreement and the other ancillary documents to which the Company is or is required to be a party or otherwise bound, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby.  Seller acknowledges and agrees that the consents set forth herein are intended to constitute, and shall constitute, such consent of Seller as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company’s organizational documents, any other agreement in respect of the Company to which Seller is a party or bound, and all applicable laws, to approve the transactions contemplated hereby and by the Business Combination Agreement.

4.2        Seller Acknowledgement.  Seller acknowledges that it has reviewed and understands the terms of this Exchange Agreement and the relevant provisions of the Business Combination Agreement and has consulted with such independent advisors (including attorneys), as Seller has deemed advisable with respect thereto.  Seller hereby acknowledges that in accordance with the terms of this Exchange Agreement and the Business Combination Agreement, Seller shall receive the consideration set forth in this Exchange Agreement and the Business Combination Agreement and has no right to any consideration (in cash or otherwise) beyond the consideration specified herein and therein.  Seller hereby consents to the amounts and form of consideration specified in this Exchange Agreement and the Business Combination Agreement and irrevocably waives any potential rights, claims or actions with respect thereto, irrespective of any other consideration which any other shareholder of the Company may be entitled to under the Business Combination Agreement and any share exchange agreement entered into between the Company and such other shareholder.

4.3        Waiver of Claims Against Trust.  Seller understands that, as described in the final prospectus of Purchaser, dated as of March 15, 2018, and filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2018 (File No. 333-223098) (the “IPO Prospectus”), Purchaser has established a trust account (the “Trust Account”) containing the proceeds of Purchaser’s initial public offering (the “IPO”) and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser (or Pubco upon consummation of the Closing) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s organizational documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if the Purchaser fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO or prior to any other deadline to consummate a Business Combination established pursuant to an amendment to Purchaser’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes, and (d) to Purchaser after or concurrently with the consummation of a Business Combination.  For and in consideration of Purchaser entering into this Exchange Agreement and the Business Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Exchange Agreement, neither of Seller nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Exchange Agreement or the Business Combination Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and Seller or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”).  Seller on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Seller or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Exchange Agreement, the Business Combination Agreement or any other agreement with Purchaser or its affiliates).  Seller agrees and acknowledges that such irrevocable waiver is material to this Exchange Agreement and specifically relied upon by Purchaser and its affiliates to induce Purchaser to enter in this Exchange Agreement and the Business Combination Agreement, and Seller further intends and understands such waiver to be valid, binding and enforceable against Seller and each of its affiliates under applicable law.  To the extent that Seller or any of its affiliates commences any claim, action, litigation or other legal proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, Seller hereby acknowledges and agrees that its and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Seller or any of its affiliates (or any person or entity claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.  This Section 4.3 shall survive termination of this Exchange Agreement for any reason and continue indefinitely.

4.4        Release and Covenant not to Sue.  Effective as of the Closing, to the fullest extent permitted by applicable law, Seller, on behalf of itself and, if Seller is not an individual person, its affiliates that own any share or other equity interest in or of Seller (the “Releasing Persons”), hereby releases and discharges the Company and its subsidiaries from and against any and all actions, claims, obligations, agreements, debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Company or any of its subsidiaries arising on or prior to the date of Closing or on account of or arising out of any matter occurring on or prior to the date of the Closing, including any rights to indemnification or reimbursement from the Company or any of its subsidiaries, whether pursuant to its organizational documents, contract or otherwise, and whether or not relating to claims pending on, or asserted after, the date of the Closing.  From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any action, or commencing or causing to be commenced, any action of any kind against Pubco, the Company or any of its subsidiaries or their respective affiliates, based upon any matter purported to be released hereby.  Notwithstanding anything herein to the contrary, (i) the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Exchange Agreement or any Seller Ancillary Document and (ii) if Seller is an employee, officer or director of the Company or any of its subsidiaries, the releases and restrictions set forth herein shall not apply to (a) claims for any accrued and unpaid salary or other wages from the Company or any of its subsidiaries, (b) claims with respect to any outstanding awards under any equity incentive plans of the Company, (c) claims for any unreimbursed business expenses to which the employee, officer or director is entitled to reimbursement under any Company policy, (d) claims for indemnification under any agreement with the Company or any of its subsidiaries or under the organizational documents of the Company or any of its subsidiaries, (e) claims under any directors and officers liability insurance policy of the Company, (f) claims under any employment agreement or other compensatory agreement between the employee, officer or director and the Company or any of its subsidiaries, (g) claims with respect to accrued and vested benefits under any employee benefit plan of the Company or any of its subsidiaries or (h) claims that cannot be waived under applicable law.

4.5         Termination of Certain Agreements.  Without limiting the provisions of Section 4.4, Seller hereby agrees that, effective at the Closing, (a) any shareholders, voting or similar agreement among the Company and Seller or among Seller and the other Sellers with respect to the Company’s capital shares, and (b) any registration rights agreement between the Company and its shareholders to which Seller is a party or bound, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the parties hereto, insofar as Seller has any rights thereunder, terminate in full and become null and void and of no further force and effect.  Further, Seller hereby waives any obligations of the Company under the Company’s organizational documents or any agreement described in clause (a) above with respect to the transactions contemplated by this Exchange Agreement and the Business Combination Agreement, and any failure of the parties to comply with the terms thereof in connection with the transactions contemplated by this Exchange Agreement and the Business Combination Agreement.

4.6        Confidential Information. During the period from the date of this Exchange Agreement and continuing until the earlier of the termination of this Exchange Agreement in accordance with the terms hereof or the Closing (the “Interim Period”) and, in the event that this Exchange Agreement is terminated, for a period of two (2) years after such termination, Seller shall, and shall cause its Representatives to: (a) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Exchange Agreement and the Business Combination Agreement, performing its obligations hereunder, or enforcing its rights hereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (b) in the event that Seller or its Representatives, during the Interim Period and, in the event that this Exchange Agreement is terminated, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information (including pursuant to U.S. federal securities laws), (i) provide Purchaser, to the extent legally permitted, with prompt written notice of such requirement so that Purchaser or an affiliate thereof may seek, at Purchaser’s cost, a protective order or other remedy or waive compliance with this Section 4.6, and (ii) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 4.6, furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information.  In the event that this Exchange Agreement is terminated and the transactions contemplated hereby and by the Business Combination Agreement are not consummated, Seller shall, and shall cause its Representatives to, promptly deliver to Purchaser or destroy (at Seller’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon, except that Seller and its Representatives shall be entitled to keep any records required by applicable law or bona fide record retention policies; provided, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Exchange Agreement.

4.7         Public Announcements.  Seller agrees that, during the Interim Period, no public release, filing or announcement concerning this Exchange Agreement or the Seller Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by Seller or any of its affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser and the Company (and, upon execution of the Joinder Agreement, Pubco), except as such release or announcement may be required by applicable law or the rules or regulations of any securities exchange, in which case Seller shall use commercially reasonable efforts to allow the other parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

4.8         No Transfers.  Without limiting any other provision of this Exchange Agreement, during the Interim Period, without the prior written consent of Purchaser and the Company (and, upon execution of the Joinder Agreement, Pubco) Seller may not sell, transfer or dispose of any Company Shares owned by Seller unless the purchaser or other transferee of such Company Shares executes (i) a share exchange agreement substantially identical to this Exchange Agreement in which it agrees to exchange its Company Shares for Pubco Common Shares in accordance with the terms hereof, (ii) a Lock-Up Agreement substantially identical to the Lock-Up Agreement executed by or required to be executed by Seller, if applicable, and (iii) the Registration Rights Agreement; provided, that if Seller is Wasef Jabsheh (“Jabsheh”) or his Permitted Transferee, Seller and any such Permitted Transferee may not sell, transfer or dispose of any Company Shares other than to a Permitted Transferee who executes the documents described in the foregoing clauses (i), (ii) and (iii).  For purposes hereof, a “Permitted Transferee” means (a) any family member of Jabsheh, (b) any affiliate of Jabsheh, (c) any trust or other entity for the benefit of or of which any trustee or beneficiary is Jabsheh or any of his family members or (d) any person or entity to whom the shares are transferred by Jabsheh for bona fide estate-planning or tax-planning purposes, provided, that in each case, Jabsheh directly or indirectly retains all voting control over such Company Shares.

4.9         No Solicitation.  During the Interim Period, in order to induce the other parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, Seller shall not, and shall cause its Representatives to not, without the prior written consent of the Company and Purchaser (and, upon execution of the Joinder Agreement, Pubco), directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding the Company or its Affiliates or their respective businesses, operations, assets, liabilities, financial condition, prospects or employees to any person or entity or group (other than a party to this Exchange Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any person or entity or group with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.  For purposes herein, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any person, entity or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means a transaction (other than the transactions contemplated by the Business Combination Agreement) concerning the sale of (x) all or substantially all of the business or assets of the Company and its subsidiaries, taken as a whole (other than in the ordinary course of business consistent with past practice), or (y) a majority of the voting power or economic interests of the outstanding equity interests of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, amalgamation, consolidation, joint venture or partnership, or otherwise.

4.10       No Trading.  Seller acknowledges and agrees that it is aware, and that its affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic laws on a person or entity possessing material nonpublic information about a publicly traded company.  Seller hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to Purchaser in violation of such laws, or cause or encourage any third party to do any of the foregoing.

4.11       Efforts; Further Assurances.  Subject to the terms and conditions of this Exchange Agreement, Seller shall use its commercially reasonable efforts, and shall cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Exchange Agreement and to comply as promptly as practicable with all requirements of governmental or regulatory authorities applicable to the transactions contemplated by this Exchange Agreement.  Without limiting the foregoing, Seller will promptly provide to the Company, Purchaser and Pubco any information reasonably requested by or on behalf of the Company, Purchaser or Pubco regarding Seller for inclusion in the Registration Statement and Proxy Statement.

4.12      Business Combination Agreement Amendments. The Company agrees that, without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not agree to any amendment to the Business Combination Agreement that (i) reduces the Transaction Consideration payable to Seller (which, for the avoidance of doubt, will not include adjustments to the Total Consideration payable to Seller in accordance with the provisions of Sections 2.4 and 2.5 of the Business Combination Agreement) or (ii) is material and adverse to Seller and disproportionately adverse to Seller relative to other holders of Company Shares.

ARTICLE 5
SELLER REPRESENTATIVE

5.1         Appointment of Seller Representative.

(a)           By the execution and delivery of this Exchange Agreement, Seller, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Wasef Jabsheh in the capacity as Seller Representative under this Exchange Agreement and the Business Combination Agreement and the Ancillary Documents to which Seller Representative is a party or otherwise has rights in such capacity (collectively with this Exchange Agreement and the Business Combination Agreement, the “Seller Representative Documents”), as the true and lawful agent and attorney-in-fact of Seller with full powers of substitution to act in the name, place and stead thereof with respect to the performance on behalf of Seller under the terms and provisions of the Seller Representative Documents, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of Seller, if any, as Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated by the Seller Representative Documents, including: (i) making on behalf of Seller any determinations and taking all actions on its behalf relating to the determination of the Adjustment Amount and the adjustment to the Transaction Consideration under Section 2.5 of the Business Combination Agreement, and any disputes with respect thereto; (ii) acting on behalf of Seller under or in connection with the Escrow Agreement; (iii) terminating, amending or waiving on behalf of Seller any provision of any Seller Representative Documents (provided, that any such action, if material to the rights and obligations of the Sellers in the reasonable judgment of Seller Representative, will be taken in the same manner with respect to all Sellers unless otherwise agreed by Seller if subject to any disparate treatment of a potentially material and adverse nature); (iv) signing on behalf of Seller any releases or other documents with respect to any dispute or remedy arising under any Seller Representative Documents; (v) employing and obtaining the advice of legal counsel, accountants and other professional advisors as Seller Representative, in its reasonable discretion deems necessary or advisable in the performance of its duties as Seller Representative and to rely on their advice and counsel; (vi) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated by the Seller Representative Documents, and any other reasonable fees and expenses allocable or in any way relating to such transaction, whether incurred prior or subsequent to the Closing; (vii) directing the Purchaser, Pubco, or any agent engaged pursuant to the Business Combination Agreement to distribute all or any portion of the consideration provided to Seller under this Share Exchange Agreement or the Business Combination Agreement and to distribute the same to Seller and the other Sellers in accordance with the provisions of the Seller Representative Documents; and (viii) otherwise enforcing the rights and obligations of Seller under any Seller Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of Seller.  All decisions and actions by Seller Representative, including any agreement between Seller Representative and the Purchaser Representative, Pubco or Purchaser shall be binding upon Seller and its successors and assigns, and neither they nor any other party shall have the right to object, dissent, protest or otherwise contest the same.  The provisions of this Section 5.1 are irrevocable and coupled with an interest.  Seller Representative hereby accepts its appointment and authorization as Seller Representative hereunder.

(b)          Any other person or entity, including the Purchaser Representative, Pubco, Purchaser and the Company may conclusively and absolutely rely, without inquiry, upon any actions of Seller Representative as the acts of the Seller under the Seller Representative Documents.  The Purchaser Representative, Pubco, Purchaser and the Company shall be entitled to rely conclusively on the instructions and decisions of Seller Representative as to (i) any payment instructions provided by Seller Representative or (ii) any other actions required or permitted to be taken by Seller Representative under the Seller Representative Documents, and Seller shall not have any cause of action against the Purchaser Representative, Pubco, Purchaser or the Company for any action taken by any of them in reliance upon the instructions or decisions of Seller Representative.  The Purchaser Representative, Pubco, Purchaser and the Company shall not have any liability to Seller for any allocation among the Sellers by Seller Representative of payments made at the direction of Seller Representative. All notices or other communications required to be made or delivered to Seller under any Seller Representative Document shall be made to Seller Representative for the benefit of Seller, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to Seller with respect thereto.  All notices or other communications required to be made or delivered by Seller under any Seller Representative Document shall be made by Seller Representative (except for a notice under Section 5.1(d) of the replacement of Seller Representative).

(c)           Seller Representative will act for Seller on all of the matters set forth in any Seller Representative Document in the manner Seller Representative believes to be in the best interest of Seller, but Seller Representative will not be responsible to Seller for any damages, losses, liabilities, claims or costs (“Damages”) that Seller may suffer by reason of the performance by Seller Representative of Seller Representative’s duties hereunder or thereunder, other than Damages arising from the bad faith, gross negligence or willful misconduct by Seller Representative in the performance of its duties under the Seller Representative Documents.  Seller hereby agrees to indemnify, defend and hold Seller Representative harmless from and against any and all Damages reasonably incurred or suffered as a result of the performance by Seller Representative of Seller Representative’s duties under the Seller Representative Documents, except for any such liability arising out of the bad faith, gross negligence or willful misconduct of Seller Representative. Seller Representative will not be entitled to any fee, commission or other compensation for the performance of its services hereunder.  All of the indemnities, immunities, releases and powers granted to Seller Representative under this Section 5.1 shall survive the Closing and continue indefinitely.

(d)          If Seller Representative shall die, become disabled, resign or otherwise be unable or unwilling to fulfill his, her or its responsibilities as representative and agent of Seller, then Seller and the other Sellers shall, within ten (10) days after such death, disability, resignation or other event, appoint a successor Seller Representative (by vote or written consent of Sellers holding in the aggregate in excess of fifty percent (50%) of the Company Shares held by all Sellers, and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative, the Company, Purchaser and Pubco in writing of the identity of such successor.  Any such successor so appointed shall become the “Seller Representative” for purposes of this Exchange Agreement and the other Seller Representative Documents.

ARTICLE 6
MISCELLANEOUS

6.1         Binding Agreement; Assignment. This Exchange Agreement and all of the provisions hereof shall be binding upon the parties hereto, and their respective successors and permitted assigns.  This Exchange Agreement shall not be assigned by Seller by operation of law or otherwise without the prior written consent of the Company, Purchaser and, upon execution of the Joinder Agreement, Pubco, and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.  Notwithstanding the foregoing, Seller may transfer some or all of its Company Shares from time to time in accordance with Section 4.8 hereof.

6.2         Arbitration.  Any and all disputes, controversies or claims arising out of, relating to, or in connection with this Exchange Agreement or the breach, termination or validity hereof, or the transactions contemplated hereby (a “Dispute”) shall be finally resolved by arbitration under the Rules of Arbitration (the “ICC Rules”) of the International Chamber of Commerce (or any successor organization conducting arbitrations, the “ICC”).  To the extent that the ICC Rules and this Exchange Agreement are in conflict, the terms of this Exchange Agreement shall control.  The seat of arbitration shall be in New York County, State of New York.  The language of the arbitration shall be English.  The tribunal shall consist of three arbitrators.  The parties to the Dispute shall each be entitled to nominate one arbitrator, provided that where there are multiple claimants or multiple respondents, the multiple claimants jointly and the multiple respondents jointly shall nominate an arbitrator.  The third arbitrator, who shall be the presiding arbitrator on the tribunal, shall be nominated by the agreement of the two party-nominated arbitrators or, if they fail to agree on a nomination within fifteen (15) days of the nomination date of the second arbitrator, the third arbitrator shall be promptly selected and appointed by the ICC.  The arbitrators shall decide the Dispute in accordance with the substantive law of the state of New York.  The proceedings shall be streamlined and efficient, and time is of the essence.  An arbitration award rendered by the tribunal shall be final and binding on the parties to the Dispute.  Judgment on the award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, applications for a temporary restraining order, preliminary injunction, or other temporary equitable relief or application for enforcement of a resolution under this Section 6.2 may be made in the Specified Courts.

6.3         Governing Law; Jurisdiction.  This Exchange Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.  Without derogating from the agreement to arbitrate in Section 6.2, each party hereto hereby (a) submits to the exclusive jurisdiction of any state or federal court located in the County of New York in the State of New York (or in any appellate court thereof) (the “Specified Courts”) for the purpose of any claim, action, litigation or other legal proceeding arising out of or relating to this Exchange Agreement or the transactions contemplated hereby and permitted by Section 6.2 (a “Proceeding”), and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Exchange Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court.  Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party its applicable address set forth in Section 6.9.  Nothing in this Section 6.3 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

6.4         Waiver of Jury Trial. Without derogating from the agreement to arbitrate in Section 6.2, each party hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any Proceeding.  Each party (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Proceeding, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Exchange Agreement by, among other things, the mutual waivers and certifications in this Section 6.4.

6.5        Specific Performance.  Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Exchange Agreement by any party, money damages may be inadequate and the non-breaching parties may have no adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Exchange Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached.  Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Exchange Agreement and to seek to enforce specifically the terms and provisions hereof, including the obligation to effect the transactions contemplated hereby, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Exchange Agreement, at law or in equity.

6.6        Severability. In case any provision in this Exchange Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

6.7         Counterparts. This Exchange Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.8         Interpretation. The titles and subtitles used in this Exchange Agreement are used for convenience only and are not to be considered in construing or interpreting this Exchange Agreement.  In this Exchange Agreement, unless the context otherwise requires: (a) any pronoun used in this Exchange Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular form, including any defined terms, include the plural and vice versa; (b) reference to any person or entity includes its successors and assigns but, if applicable, only if such successors and assigns are permitted by this Exchange Agreement, and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity; (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (d) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Exchange Agreement as a whole and not to any particular Section or other subdivision of this Exchange Agreement; and (e) any agreement, instrument, insurance policy, law or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, law or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Business Combination Agreement.

6.9        Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address as shall be specified by like notice):

If to the Company,, to:

International General Insurance Holdings Ltd
Office 606, Level 6, Tower 1
Al Fattan Currency House
Dubai International Financial Centre
PO Box 506646 Dubai, United Arab Emirates
Attn:  Wasef Jabsheh, CEO and Vice Chairman
Facsimile No.:  +96265662085
Telephone No.: +96265662082
Email: WSJ@iginsure.com

with a copy (which is not notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global
Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

If to Purchaser, to:

Tiberius Acquisition Corporation
3601 N. Interstate 10 Service Rd. W.
Metairie, LA 70002, U.S.A.
Attn:  Andrew J. Poole, Chief Investment Officer
Telephone No.:  (504) 754-6671
Email:  APoole@tiberiusco.com

with a copy (which is not notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York  10105, USA
Attn:      Stuart Neuhauser, Esq.
Matthew A. Gray, Esq.
Facsimile No.:  (212) 370-7889
Telephone No.:  (212) 370-1300
Email:    sneuhauser@egsllp.com
mgray@egsllp.com

If to Seller or the Seller Representative, to:

Wasef Jabsheh
International General Insurance Holdings Ltd
Office 606, Level 6, Tower 1
Al Fattan Currency House
Dubai International Financial Centre
PO Box 506646
Dubai, United Arab Emirates
Facsimile No.:  +96265662085
Telephone No.: +962776300015
Email: WSJ@iginsure.com

with a copy (which is not notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global
Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

If to Pubco, to: the address set forth in the Joinder Agreement

6.10       Amendment; Waiver. This Exchange Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the parties hereto.  The provisions of this Exchange Agreement may only be waived in a writing signed by the party against whom enforcement of such waiver is sought.  No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

6.11       Entire Agreement; Successors. This Exchange Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

6.12       Third Party Beneficiaries. Except as set forth herein, nothing contained in this Exchange Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.  Notwithstanding the foregoing, the parties agree that Purchaser Representative, as set forth in the Business Combination Agreement, shall be an express third party beneficiary of this Exchange Agreement.  The parties further acknowledge and agree that all actions, decisions, consents or waivers of Purchaser or Pubco under this Exchange Agreement from and after the Closing shall be made solely by the Purchaser Representative.  In addition, Seller shall be entitled to rely on the representations contained in Sections 4.3, 4.4 and 5.12 of the Business Combination Agreement (which representations for the avoidance of doubt do not survive beyond the Closing and shall expire in accordance with Section 6.13).

6.13       Survival.  The representations and warranties of the Seller, Pubco, the Company, Purchaser or the Seller Representative or any other party contained in this Exchange Agreement or in any certificate or instrument delivered by or on behalf of any of them shall not survive the Closing and from and after the Closing, Seller, the Company, Pubco, Purchaser, the Seller Representative and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against Seller, Pubco, the Company, Purchaser, the Seller Representative or their respective Representatives with respect thereto.  The covenants and agreements made by Seller, the Company, Pubco, Purchaser and/or the Seller Representative in this Exchange Agreement or in any certificate or instrument delivered pursuant to this Exchange Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

6.14       Defined Terms. Any capitalized term used but not defined herein shall have the meaning given to such term in the Business Combination Agreement.

6.15       Memorandum of Association and Bye-laws of Pubco. The Seller agrees to take any and all Pubco Common Shares that the Seller shall receive subject to the memorandum of association of Pubco and subject also to the Amended Pubco Charter, in each case as adopted in accordance with the Business Combination Agreement, and the Seller hereby authorises Pubco to enter its name and address in the register of members of Pubco in respect of such Pubco Common Shares received.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

Purchaser:

TIBERIUS ACQUISITION CORPORATION

By:	/s/ Andrew Poole
Name: Andrew Poole
Title: Chief Investment Officer

The Company:

INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

By:	/s/ Wasef Jabsheh
Name: Wasef Jabsheh
Title: Chief Executive Officer

Seller Representative:

/s/ Wasef Jabsheh
Wasef Jabsheh, solely in the capacity as the Seller Representative hereunder

Seller:

Name of Seller:	Oman International Development &
Investment Company SAOG

By:	/s/ Shahid Rasool	/s/ Hamid Al Harthi
	Name: Shahid Rasool	Name: Hamid Al Harthi
	Title: Deputy CEO	Title: Chief Human Resources Officer

Number of Company
Shares Owned:	28,675,104

{Signature Page to Share Exchange Agreement}

EXHIBIT A
FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of ______________, 2019 (this “Joinder”), is executed and delivered by [Pubco], a Bermuda exempted company (“Pubco”), pursuant to the Share Exchange Agreement entered into on or about October __, 2019 (as amended, supplemented or otherwise modified from time to time, the “Exchange Agreement”) by and among (i) International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (the “Company”), (ii) Tiberius Acquisition Corporation, a Delaware corporation (together with its successors, “Purchaser”), (iii) Wasef Jabsheh, in the capacity as the Seller Representative under the Business Combination Agreement (the “Seller Representative”), (iv) _________________________, as the Seller party thereto, and (v) Pubco upon the execution and delivery of this Joinder.  Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Exchange Agreement.

1.          Joinder to the Exchange Agreement.  Upon the execution of this Joinder by Pubco and delivery hereof to the Company, Purchaser and the Seller Representative, Pubco shall become party to the Exchange Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Exchange Agreement as the “Pubco” party thereto as though an original party thereto for all purposes thereof and with all the rights, privileges, obligations and responsibilities of Pubco as set forth therein as of the date of this Joinder Agreement set forth above.  Pubco hereby acknowledges that it has received and reviewed a complete copy of the Exchange Agreement.

2.           Incorporation by Reference. All terms and conditions of the Exchange Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.           Notices. All notices under the Exchange Agreement to Pubco shall be directed to:

If to Pubco, to: [Pubco] [Address] Attn: [ ] Facsimile No.: [ ] Telephone No.: [ ] Email: [ ]
with a copy (which is not notice) to:

Freshfields Bruckhaus Deringer LLP
Level 6, Al Sila Tower, Abu Dhabi Global
Market Square, Al Maryah Island
PO Box 129817
Attn: Michael Hilton
Facsimile No.: +971 2 6521 777
Telephone No.: +971 2 6521 700
Email: michael.hilton@freshfields.com

and

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn:  Omar Pringle
Facsimile No.:  (212) 277-4001
Telephone No.:  (212) 277-4000
Email:  omar.pringle@freshfields.com

IN WITNESS WHEREOF, Pubco has duly executed and delivered this Joinder as of the date first above written.

Pubco:

[PUBCO]

By:
Name:
Title:

{Signature Page to Share Exchange Agreement Joinder}